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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-152610) and Form S-1 (No. 333-160849) of American Defense Systems, Inc. of our report dated March 13, 2009 (except for Notes 8 and 11 as to which the date is April 14, 2009 and Note 2 as to which the date is April 14, 2010) relating to the consolidated financial statements of American Defense Systems, Inc. and Subsidiaries as of December 31, 2008 and 2007, which appears in this Form 10-K/A.

/s/ Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida
April 15, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM